   Exhibit 10.3

Select Interior Concepts, Inc.

Time-Based Restricted stock Unit

Award agreement

Non-transferable

G R A N T   T O

_________________

(“Grantee”)

by Select Interior Concepts, Inc. (the “Company”) of __________ restricted stock units (the “Stock Units”) convertible, on a one-for-one basis, into shares of the Company’s common stock (“Shares”), pursuant to and subject to the provisions of the Select Interior Concepts, Inc. 2019 Incentive Compensation Plan (the “Plan”), and to terms and conditions set forth on the following pages of this award agreement (this “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless vesting is accelerated as provided in Section 1 of the Terms and Conditions or otherwise in the discretion of the Committee, the Units shall vest (become non-forfeitable) in accordance with the following schedule, subject to Grantee’s Continuous Service on each vesting date:

Vesting Date	Percent of Stock Units Vesting
____________	25%
____________	25%
____________	25%
____________	25%

By accepting this award, Grantee shall be deemed to have agreed to the terms and conditions of this Agreement and the Plan.

IN WITNESS WHEREOF, Select Interior Concepts, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the grant date indicated below (the “Grant Date”).

SELECT INTERIOR CONCEPTS, inc. By: Its: Authorized Officer	Grant Date: ________________ Accepted by Grantee: _____________________

TERMS AND CONDITIONS

1.Vesting of Units.  The Stock Units have been credited to a bookkeeping account on behalf of Grantee.  The Units will vest and become non-forfeitable on the earliest to occur of the following (each, a “Vesting Date”):

(a)

as to the percentages of the Stock Units specified on the cover page hereof, on the respective Vesting Dates specified on the cover page hereof, subject to Grantee’s Continuous Service on each vesting date;

(b)	as to all of the Stock Units, on the termination of Grantee’s Continuous Service by the Company by reason of Grantee’s death or Disability;
(c)

as to the percentage of the Stock Units specified on the cover page hereof scheduled to vest on the next Vesting Date specified on the cover page hereof, on the termination of Grantee’s employment by the Company without Cause or Grantee’s resignation for Good Reason;

(d)

as to all of the Units, on the occurrence of a Change in Control, unless the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control; or

(e)

as to all of the Units, if the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, on the termination of Grantee’s employment by the Company without Cause or Grantee’s resignation for Good Reason within twenty-four (24) months after the effective date of the Change in Control.

2.Conversion to Common Stock.  Unless the Stock Units are forfeited prior to the Vesting Date as provided in Section 1 above, the Stock Units will be converted to actual Shares of common stock on the applicable Vesting Date.  Stock certificates evidencing the conversion of Stock Units into Shares of common stock will be registered on the books of the Company in Grantee’s name (or in street name to Grantee’s brokerage account) as of the Vesting Date and delivered to Grantee, in certificated or uncertificated form, as soon as practical thereafter.

3.  Dividend Equivalents.  If and when dividends or other distributions are paid with respect to the common stock while the Stock Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of shares of common stock then underlying the Stock Units shall be accumulated in an account for Grantee and distributed to Grantee within 30 days after the Vesting Date for the Stock Units with respect to which they relate.  If Grantee forfeits any Stock Units under this Agreement, Grantee shall forfeit the right to receive any accumulated dividend equivalents with respect to such forfeited Stock Units.

4.Restrictions on Transfer and Pledge.  No right or interest of Grantee in the Stock Units may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate or Subsidiary.  Except as provided in the Plan, the Stock Units may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.  The designation of a beneficiary shall not constitute a transfer.

5.Limitation of Rights.  The Stock Units do not confer to Grantee or Grantee’s beneficiary, executors or administrators any rights of a shareholder of the Company unless and until Shares are in fact registered to or on behalf of such person in connection with the Stock Units.  Grantee shall not have voting or any other rights as a shareholder of the Company with respect to the Stock Units.  Upon conversion of the Stock Units into Shares, Grantee will obtain full voting and other rights as a shareholder of the Company.

6.Continuation of Employment.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate or Subsidiary to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate or Subsidiary.

7.Payment of Taxes.  The Company or any Affiliate or Subsidiary employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Stock Units.  With respect to withholding required upon any taxable event arising as a result of the Stock Units, the employer shall satisfy the tax withholding requirement by withholding Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates or Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.  At the request of Grantee, the Company shall withhold that number of Shares having a Fair Market Value equal to the amount of taxes calculated based on the maximum combined federal and state income tax rates for an individual, and will remit the amount the Company is required to withhold in accordance with applicable tax requirements to the appropriate tax authorities, and will pay the remaining amount in cash to the Grantee.

8.Restrictions on Issuance of Shares.  The granting of Stock Units shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  If at any time the Committee or the Board shall determine in its discretion, that registration, listing or qualification of the Shares underlying the Stock Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Stock Units, the Stock Units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board.

9.Plan Controls.  This Agreement and Grantee’s rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.  It is expressly understood that the Committee is authorized to interpret and administer the Plan and this Agreement, and to make all decisions and determinations as it may deem necessary or advisable for the administration thereof, all of which shall be final and binding upon Grantee and the Company.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

10.Relationship to Other Benefits.  The Stock Units shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specifically provided in such other plan or program.

11.Amendment.  Subject to the terms of the Plan, this Agreement may be modified or amended by the Committee; provided that no such amendment shall materially and adversely affect the rights of Grantee hereunder without the consent of Grantee.  Notwithstanding the foregoing, Grantee hereby expressly agrees to any amendment to the Plan and this Agreement to the extent necessary to comply with applicable law or changes to applicable law (including, but not limited to, Code Section 409A) and related regulations or other guidance and federal securities laws.

12.Successor.  All obligations of the Company under the Plan and this Agreement, with respect to the Stock Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.Severability.  The provisions of this Agreement are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14.Compensation Recoupment Policy. This award shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to Grantee and to awards of this type.